Exhibit 99.1

PROLONG INTERNATIONAL CORPORATION

CONTACT:

Prolong International Corporation

Thomas C. Billstein, 949-587-2700 (Investor Relations)

Paul Knopick, 949-707-5365 (Media Relations)

For Immediate Release

PROLONG INTERNATIONAL NAMES RICHARD

SOLOMON, SUCCESSFUL ENTREPRENEUR, TO BOARD

OF DIRECTORS

Irvine, CA., March 6, 2003 – Prolong International Corporation (AMEX: PRL), (http://www.prolong.com), a technology driven consumer products holding company and parent of Prolong Super Lubricants, Inc., manufacturer and marketer of patented consumer automotive, commercial/industrial and household products, announced today that Richard Solomon, a Los Angeles entrepreneur who founded and developed two successful companies in the very competitive apparel business, has been named to its Board of Directors.

Mr. Solomon has been in the garment business for 25 years, including 10 in Hong Kong where he founded a trading company and grew its annual sales to exceed $50 million. In the U.S., he founded Axis Clothing Corporation, featuring elegant, classic men’s fashion, with annual sales topping $70 million prior to its sale to New York-based Salant Corporation (OTC BB: SLNT). Mr. Solomon continues to serve as President of the Axis Clothing subsidiary.

“We are pleased that such an accomplished businessman, who has been successful in the same sort of competitive market we face, has agreed to join our Board. We are confident that he will bring his proven ability to grow companies to Prolong to assist us in meeting our strategic goals,” said Elton Alderman, Chairman, CEO and President. Mr. Solomon fills an existing vacancy on the Board.

“I am looking forward to the opportunity to assist Prolong in meeting its business goals and objectives,” Mr. Solomon said. “I want to assist them to grow into a major household goods company and I believe the potential is there, both in products and talented management.”

Prolong International Corporation (AMEX: PRL), a consumer products holding company headquartered in Irvine, California, through its operating subsidiaries, manufactures, markets and distributes a complete line of patented lubricant and proprietary automotive, commercial/industrial and household products. The Company’s products are marketed and sold under the brand name Prolong Super Lubricants® and are used in consumer, automotive and industrial applications. Prolong products are sold throughout the United States at major chain stores and auto retailers and in international markets. More information about Prolong International Corporation and its products can be obtained at http://www.prolong.com.

Forward-Looking Statements

Certain statements in this news release that relate to financial results, projections, future plans, events, or performance, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and involve significant risks and uncertainties, including, but not limited to, the following: competition, cost of components, product concentration and risk of declining selling prices. The words “estimate,” “project,” “potential,” “intended,” “expect,” “anticipate,” “believe” and similar expressions or words are intended to identify forward-looking statements. The Company’s actual results could differ materially from those anticipated in such forward-looking statements as a result of a number of factors and conditions. These risks and uncertainties, and certain other related factors, are discussed in the Company’s Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. These forward-looking statements are made as of the date of this release and the Company assumes no obligation to update such forward-looking statements.